Exhibit 10.1

Second Amendment to

GENTHERM INCORPORATED

2013 EQUITY INCENTIVE PLAN

The Gentherm Incorporated 2013 Equity Incentive Plan (as amended, the “Plan”) is amended by this Second Amendment (this “Second Amendment”) in the following respects, effective from and after the date this Second Amendment is approved by the shareholders of Gentherm Incorporated, in accordance with Sections 26 and 27 of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as further amended by this Second Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

1. Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate the sum of (i) 7,950,000 shares of Common Stock of the Corporation, plus (ii) the number of shares of Common Stock of the Corporation that, as of the effective date of the Plan were subject to awards granted under the Gentherm Incorporated 2006 Equity Incentive Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Common Stock in the case of options, or are forfeited or reacquired by the Corporation, in accordance with the terms of the 2006 Equity Incentive Plan, in the case of unvested restricted stock awards (in each case, subject to adjustments as provided in this Paragraph 5) (the “Share Limit”).”

2. Section 18(i) of the Plan is hereby amended by adding the following to the end of such section:

“Notwithstanding any provision to the contrary in the Plan or in any other agreement, plan, policy or program regarding the compensation of outside directors, the sum of any cash compensation received for service as an outside director of the Corporation and the grant date fair value (determined in accordance with U.S. general accepted accounting principles) of all Awards granted to any individual outside director for service as an outside director of the Corporation shall not exceed $600,000 in any calendar year (the “Outside Director Limit”).”

3. The second paragraph of Section 27 is hereby amended deleted and replaced in its entirety with the following:

“For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual Participants (subject in each case, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan, establish additional and different business criteria on which performance goals applicable to performance share awards or performance-based restricted stock or restricted stock unit awards are based, materially increase the benefits accruing to Participants under the Plan, or increase the Outside Director Limit contained in Paragraph 18(i) of the Plan without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, adversely affect the rights grant under any such Award without the consent of the holder thereof.”

4. This Second Amendment shall be and is hereby incorporated into and forms a part of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.